Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Contango Oil & Gas Company

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-215784 and 333-193613) and Form S-8 (Nos. 333-189302 and 333-170236) of Contango Oil & Gas Company of our report dated March 31, 2015, relating to Exaro Energy III LLC's 2014 consolidated financial statements, which appear in Exhibit 99.5 of this Annual Report of Contango Oil & Gas Company.

/s/  BDO USA, LLP

Houston, Texas

March 15, 2017